Exhibit 99.6

Associate FAQ

1.	Why is J.Crew taking the company private? Why are we considering this transaction?

The J.Crew Board of Directors has a fiduciary duty to maximize value for shareholders. Upon receiving an offer to acquire the Company, the Board formed a Special Committee comprised of four independent directors to evaluate the offer. The Special Committee, advised by independent financial and legal advisors, negotiated this transaction and recommended it to the full Board. This transaction provides shareholders with significant immediate value and enhances J.Crew’s potential to capitalize on business opportunities and grow the Company for the benefit of its customers and associates.

2.	What does it mean to “go private”?

When a company “goes private” the company’s stock is no longer traded on the public market. J.Crew will no longer be owned by public shareholders but instead will be owned by TPG Capital and Leonard Green & Partners. This structure will allow us to invest more effectively in our long-term growth without the pressure of the public market.

3.	What is a private investment firm? Who are TPG Capital and Leonard Green & Partners?

A private investment firm raises private capital (money) from corporate and public pension funds, endowments, foundations and certain individuals, and invests that capital in both public and private companies across all industries. Both TPG Capital and Leonard Green & Partners are well-known and highly regarded private equity firms.

About TPG Capital

TPG Capital is the global buyout group of TPG, a leading private investment firm founded in 1992, with more than $48 billion of assets under management across a family of funds. As many of you know, TPG Capital was a previous owner of J.Crew before the Company went public in 2006.

About Leonard Green & Partners

Leonard Green & Partners is a leading private equity firm with over $9 billion in equity commitments under management. Based in Los Angeles, Leonard Green & Partners invests in market leading companies across a range of industries. Significant current retail investments include Whole Foods Market, Neiman Marcus Group, PETCO Animal Supplies, Leslie’s Poolmart, The Sports Authority, The Container Store, Tourneau, David’s Bridal, Jetro Cash & Carry and The Tire Rack.

4.	Why did the Board form a Special Committee?

The Board formed a Special Committee composed of four independent directors to review and evaluate this proposal. The Special Committee was formed after it received an initial indication of interest from TPG Capital.

5.	Do you expect anyone else to offer a bid for the Company?

The transaction is subject to a “go shop” period that runs through January 15, 2011, during which the Special Committee is permitted to solicit, negotiate and accept superior proposals. Even after this period, until shareholders approve this transaction, third parties are free to submit competing offers. The Special Committee of the Board, with the assistance of its independent advisors, intends to actively solicit superior proposals during the “go shop” period. There is no assurance that any third party will submit a higher offer for the Company.

6.	What happens if another offer is made for the Company?

The Special Committee, with the assistance of its independent advisors, will evaluate the offer to determine whether it is superior to the one made by TPG Capital and Leonard Green & Partners. There is no assurance that any third party will submit a higher offer for the Company and the Special Committee does not plan to disclose developments with respect to the solicitation process unless and until the Special Committee and the Board have made a decision.

7.	Is Mickey Drexler going to remain as Chairman and CEO?

Yes, Mickey will continue as Chairman and CEO of J.Crew.

8.	Will Mickey Drexler’s investment in J.Crew change in anyway?

Mickey will remain as a significant shareholder.

9.	What does this process mean for me? Is my job at risk?

This changes nothing about your job or our business. As always, all of us will continue to work hard and remain focused on running the business providing great style, quality, design and service.

10.	Does this transaction impact my salary or benefits?

Compensation programs and benefits will be revisited in the normal course of business, which would happen whether we were a public or private company. We recognize the need to offer attractive compensation and benefits to our associates. TPG Capital and Leonard Green & Partners are aligned with our interests and will do what is best to motivate our associates. Together with TPG Capital and Leonard Green & Partners, we will work to continue to offer competitive pay and benefits and incentive programs that reward performance.

11.	What will happen to my Associate Stock Purchase Plan?

Stock will be purchased under the current offering as of January 31, 2011. All shares held in your ASPP account will be cancelled and converted in cash at $43.50 per share. As of now, the February 1, 2011 offering will not commence.

12.	What will happen to previous granted equity awards?

All stock options and restricted stock (vested and unvested) that are still outstanding at closing will be cancelled and converted into cash. For restricted stock, the amount will be equal to the $43.50 offer price per share multiplied by the number of restricted shares, less any applicable taxes. For options, the amount will be equal to the difference between the $43.50 offer price per share and the exercise price, less any applicable taxes.

13.	When will this happen?

If no superior offer materializes, our expectation is that the transaction could be finalized within first half of fiscal 2011.

14.	What should associates do until the transaction has closed?

While we recognize that news like this has the potential to be distracting, we have an ongoing commitment to provide our customers with the highest quality products and exceptional level of service they have come to expect, and our focus needs to remain on executing against our goals. This is especially true as we are in the midst of our holiday season.

15.	What should I tell my customers or business partners?

You should tell them that nothing changes as we remain focused on providing great style, quality, and service.

16.	When will we be given another update?

We are committed to keeping you informed as best as we can. Obviously, there are legal restraints in these types of situations that prevent us from communicating with you in our usual open way.

17.	What should I do if I am contacted by the media?

As with any media requests, if you receive any calls, please direct them to Margot Fooshee.

18.	Who should I contact with more questions?

Should you have any additional questions, please contact your manager.

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Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of J.Crew Group, Inc. by TPG Capital and Leonard Green & Partners, L.P. In connection with the proposed transaction, J.Crew Group, Inc. will file a proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF J.CREW GROUP, INC. ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed or furnished to the Securities and Exchange Commission by J.Crew Group, Inc. at the Securities and Exchange Commission’s website at http://www.sec.gov or at J.Crew Group, Inc.’s website at http://www.jcrew.com and then clicking on the “Investor Relations” link and then the “SEC Filings” link. The proxy statement and other relevant materials may also be obtained for free from J.Crew Group, Inc. by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in Solicitation

J.Crew Group, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of J.Crew Group, Inc.’s participants in the solicitation is, or will be, set forth in J.Crew Group, Inc.’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from J.Crew Group, Inc. at http://www.jcrew.com, and then clicking on the “Investor Relations” link and then the “SEC Filings” link or by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500.